EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Mayville Engineering Company, Inc.’s Registration Statement No. 001-38894 on Form S-8, of our report dated August 3, 2020 relating to the financial statements and supplemental schedule of Mayville Engineering Company, Inc. 401(k) Plan which appears in this Form 11-K.

/s/ Wipfli LLP

Milwaukee, Wisconsin

August 3, 2020